M/I Homes Reports
Second Quarter Results

Columbus, Ohio (July 28, 2011) - M/I Homes, Inc. (NYSE:MHO) announced results for the second quarter and six months ended June 30, 2011.

2011 Second Quarter Results:

•	Adjusted pre-tax loss from operations of $3.5 million

•	Net loss of $9.1 million

•	Adjusted EBITDA of $4.9 million

•	New contracts increased 5%

•	Homes delivered down 25%

•	Backlog units and value up 11% and 7%

•	Total cash balance of $113.8 million, including $45 million of unrestricted cash

•	Net debt to net capital ratio of 37%

•	Closed acquisition of TriStone Homes in San Antonio, Texas

For the second quarter of 2011, the Company reported a net loss of $9.1 million, or $0.49 per share, compared to a net loss of $4.8 million, or $0.26 per share during the second quarter of 2010. The current quarter loss consists primarily of a $3.5 million adjusted pre-tax loss from operations and $5.5 million of asset impairments. The prior year second quarter loss consisted of $1.7 million adjusted pre-tax income from operations and $6.5 million of asset impairments. The Company reported a net loss of $26.2 million for the first half of 2011, or $1.40 per share, compared to a net loss of $13.1 million, or $0.71 per share, for the same period a year ago.

New contracts for 2011's second quarter were 635, up 5% from 2010's second quarter of 602. For the first six months of 2011, new contracts declined 6% from 1,367 in 2010 to 1,289 in 2011. M/I Homes had 115 active communities at June 30, 2011 compared to 109 at June 30, 2010 and 111 at March 31, 2011. The Company's cancellation rate was 20% in the second quarter of 2011 compared to 16% in 2010's second quarter. Homes delivered in 2011's second quarter were 590 compared to 790 in 2010's second quarter. Homes delivered for the six months ended June 30, 2011 were 1,029 compared to 2010's deliveries of 1,269. Backlog of homes at June 30, 2011 had a sales value of $214 million, with an average sales price of $257,000 and backlog units of 833. At June 30, 2010 backlog sales value was $200 million, with an average sales price of $267,000 and backlog units of 748.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Housing conditions continued to be challenging during the second quarter. While our new contracts improved over last year's second quarter, the spring selling season was not nearly as robust as many had expected. General economic uncertainty and caution by consumers, as well as tougher lending standards, are keeping many would-be homebuyers on the sidelines. Despite this year's challenging market conditions, we are encouraged by a number of performance metrics for the quarter, including a sequential improvement of 70 basis points in our adjusted operating gross margin from 2011's first quarter, a reduction in our selling, general and administrative expenses in the quarter compared to 2010's second quarter, and our eighth consecutive quarter of positive adjusted EBITDA. We also continue to be pleased with the performance of our new communities."

Mr. Schottenstein continued, “Because economic conditions remain uncertain, we will continue to manage cautiously while taking advantage of opportunities, like our recent San Antonio acquisition, that we believe will improve our business. We ended the quarter with $114 million of cash, no outstanding borrowings under our $140 million homebuilding credit facility, and a 37% net debt to net capital ratio. Looking ahead, we will continue focusing on our core business strategies while maintaining tight controls on our expenses. We are confident that our strategy and market position should allow us to continue making progress as we strive to return to profitability."

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through July 2012.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 79,000 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Homes and TriStone Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use the following non-GAAP financial measures: adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax loss from operations, and adjusted EBITDA. For these measures, we have provided reconciliations to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measures. Please see the “Non-GAAP Financial Results / Reconciliations” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
New contracts	635	602	1,289	1,367
Average community count	113	109	112	107
Cancellation rate	20%	16%	18%	17%
Backlog units			833	748
Backlog value			$214,019	$199,986

Homes delivered	590	790	1,029	1,269
Average home closing price	$227	245	$234	$243

Homebuilding revenue:
Housing revenue	$134,044	$192,917	$240,564	$308,513
Land revenue	105	—	955	86
Total homebuilding revenue	$134,149	$192,917	$241,519	$308,599

Financial services revenue	3,295	3,487	6,495	7,194

Total revenue	$137,444	$196,404	$248,014	$315,793

Cost of sales - operations	114,043	165,063	206,617	263,771
Cost of sales - impairment / other	5,445	6,294	16,316	10,010
Gross margin	17,956	25,047	25,081	42,012
General and administrative expense	12,766	13,561	24,168	26,453
Selling expense	10,754	14,153	19,408	24,747
Operating loss	(5,564)	(2,667)	(18,495)	(9,188)
Interest expense	3,465	2,079	7,500	4,220
Loss before income taxes	(9,029)	(4,746)	(25,995)	(13,408)
Expense (benefit) for income taxes	115	61	188	(266)
Net loss	(9,144)	(4,807)	(26,183)	(13,142)
Net loss per share	$(0.49)	$(0.26)	$(1.40)	$(0.71)

Weighted average shares outstanding:
Basic	18,711	18,523	18,663	18,522
Diluted	18,711	18,523	18,663	18,522

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	June 30,
	2011	2010
Assets:
Total cash and cash equivalents(1)	$113,802	$128,673
Mortgage loans held for sale	35,725	51,944
Inventory:
Lots, land and land development	250,497	232,171
Land held for sale	—	3,047
Homes under construction	174,314	171,113
Other inventory	37,985	26,917
Total inventory	$462,796	$433,248

Property and equipment - net	15,461	17,778
Investments in unconsolidated joint ventures	10,026	10,569
Income tax receivable	1,163	4,450
Other assets(2)	14,310	18,494
Total Assets	$653,283	$665,156

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$238,813	$199,552
Notes payable - other	5,801	6,010
Total Debt - Homebuilding Operations	$244,614	$205,562

Note payable bank - financial services operations	32,133	33,911
Total Debt	$276,747	$239,473

Accounts payable	43,191	48,376
Other liabilities	53,317	62,074
Total Liabilities	$373,255	$349,923

Shareholders' Equity	280,028	315,233
Total Liabilities and Shareholders' Equity	$653,283	$665,156

Book value per common share	$9.62	$11.62
Net debt/net capital ratio(3)	37%	26%

(1)	2011 and 2010 amounts include $68.9 million and $47.1 million of restricted cash and cash held in escrow, respectively.

(2)	2011 and 2010 amounts include gross deferred tax assets of $138.2 million and $122.0 million, respectively, net of valuation allowances of $138.2 million and $122.0 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Adjusted operating gross margin(1)	$23,401	$31,341	$41,397	$52,022
Adjusted operating gross margin %(1)	17.0%	16.0%	16.7%	16.5%

Adjusted pre-tax (loss) income from operations(1)	$(3,542)	$1,730	$(9,379)	$(3,141)

Adjusted EBITDA(1)	$4,929	$11,429	$7,621	$12,774

Cash flow used in operating activities	$(11,146)	$(13,403)	$(8,519)	$(18,038)
Cash used in investing activities	$(30,038)	$(13,251)	$(29,044)	$(16,008)
Cash provided by financing activities	$5,723	$5,670	$1,255	$5,718

Land/lot purchases	$17,179	$32,861	$36,456	$58,143
Land development spending	$12,649	$9,029	$20,214	$14,638
Land/lot sale proceeds	$105	$—	$955	$86

Financial services pre-tax income	$1,441	$1,248	$2,793	$2,981

Deferred tax asset valuation allowance	$3,754	$1,887	$10,312	$4,921

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Impairment by Region:	2011	2010	2011	2010
Midwest	$5,327	$2,971	$10,339	$2,972
Southern	101	437	5,960	2,172
Mid-Atlantic	17	2,886	17	4,266
Total	$5,445	$6,294	$16,316	$9,410

Abandonments by Region:
Midwest	$1	$79	$22	$89
Southern	29	—	37	1
Mid-Atlantic	12	103	241	167
Total	$42	$182	$300	$257

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Gross margin	$17,956	$25,047	$25,081	$42,012
Add: Impairments	5,445	6,294	16,316	9,410
Imported drywall charges	—	—	—	600
Adjusted operating gross margin	$23,401	$31,341	$41,397	$52,022

Loss before income taxes	$(9,029)	$(4,746)	$(25,995)	$(13,408)
Add: Impairments and abandonments	5,487	6,476	16,616	9,667
Imported drywall charges	—	—	—	600
Adjusted pre-tax (loss) income from operations	$(3,542)	$1,730	$(9,379)	$(3,141)

Net loss	$(9,144)	$(4,807)	$(26,183)	$(13,142)
Add (subtract):
Income taxes	115	61	188	(266)
Interest expense net of interest income	3,206	1,702	7,013	3,630
Interest amortized to cost of sales	2,819	4,954	5,157	7,185
Depreciation and amortization	1,888	2,254	3,789	4,216
Non-cash charges	6,045	7,265	17,657	11,151
Adjusted EBITDA	$4,929	$11,429	$7,621	$12,774

Adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax (loss) income from operations and adjusted EBITDA are non-GAAP financial measures. Management finds these measures to be useful in evaluating the Company's performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period. They also assist the Company's management in making strategic decisions regarding the Company's future operations. The Company believes investors will also find these measures to be important and useful because they disclose financial  measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs and unusual charges. In addition, to the extent that the Company's competitors provide similar information, disclosure of these measures helps readers of the Company's financial statements compare the Company's financial results to the results of its competitors with regard to the homes they deliver in the same period. Because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company's competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.  Adjusted EBITDA is also presented in accordance with the terms of our revolving credit facility.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2011	2010	Change	2011	2010	Change

Midwest	308	310	(1)%	595	746	(20)%

Southern	143	133	8%	302	272	11%

Mid-Atlantic	184	159	16%	392	349	12%

Total	635	602	5%	1,289	1,367	(6)%

	HOMES DELIVERED
	Three Months Ended			Six Months Ended
	June 30,			June 30,
			%			%
Region	2011	2010	Change	2011	2010	Change

Midwest	273	430	(37)%	487	695	(30)%

Southern	154	151	2%	233	244	(5)%

Mid-Atlantic	163	209	(22)%	309	330	(6)%

Total	590	790	(25)%	1,029	1,269	(19)%

	BACKLOG
	June 30, 2011			June 30, 2010
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	444	$110	$248,000	468	$115	$246,000

Southern	197	$44	$225,000	83	$18	$212,000

Mid-Atlantic	192	$60	$310,000	197	$67	$341,000

Total	833	$214	$257,000	748	$200	$267,000

	LAND POSITION SUMMARY
	June 30, 2011			June 30, 2010
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	3,990	1,052	5,042	4,027	1,286	5,313

Southern	1,390	796	2,186	1,576	184	1,760

Mid-Atlantic	1,907	1,152	3,059	2,069	419	2,488

Total	7,287	3,000	10,287	7,672	1,889	9,561